Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of February 1, 2017, among VICTORY ENERGY CORPORATION, a Nevada corporation (the “Company”), and VISIONARY PRIVATE EQUITY GROUP I, LP (the “Investor”). The Company and the Investor are collectively referred to in this Agreement as the “Parties,” and each a “Party.”
RECITALS

A.    The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, a Unit (the “Unit”) comprised of (i) $320,000 principal amount of twelve (12%) unsecured six-month promissory note, a form of which is attached hereto as Exhibit A (the “Note”) and (ii) a common stock purchase warrant (the “Warrant”), to purchase such number of shares of Common Stock equal to 5,203,252 at an exercise price of $0.0923 (the “Warrant Shares”) upon the terms and conditions stated in this Agreement, a form of which is attached hereto as Exhibit B.

B.    The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the SEC under the Securities Act.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Investor agree as follows:
ARTICLE 1.
DEFINITIONS
1.1.    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any Governmental Body, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Business” means the business currently conducted by the Company and/or its Subsidiaries as disclosed in the SEC Reports.
“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of Texas are authorized or required by law or other governmental action to close.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.
“Company’s Knowledge” means the actual knowledge of Kenneth Hill after reasonable inquiry.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.
“Intellectual Property” means the Company’s patents, patent applications, provisional patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, mask works, customer lists, internet domain names, know-how and other intellectual property, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or registrations or applications relating to the same.

“Legal Requirement” means any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien” means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to a security interest arising from a mortgage, lien, title claim, assignment, encumbrance, adverse claim, contract of sale, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” includes but is not limited to mechanics’, materialmens’, warehousemens’ and carriers’ liens and other similar encumbrances.

“Material Adverse Effect” means any event, change, circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business or condition (financial or otherwise) of the Company individually or the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, provided, however, that any effect(s) arising from or relating to any of the following shall not be deemed, either alone or in combination, to constitute, and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) conditions affecting the industries in which the Business operates (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the Business); (B) general economic, financial market or geopolitical conditions (which effect(s), in each case, do not disproportionately affect the Business relative to other companies conducting businesses similar to the Business); (C) any change in accounting rules (including GAAP), or the enforcement, implementation or interpretation thereof, after the date hereof; or (D) any effect caused by, relating to or resulting from the announcement or pendency of the transactions contemplated by this Agreement.
“Offering” means the offering and sale of the Unit pursuant to this Agreement.
“OTC Market” means the OTC Bulletin Board system, the OTCQX market operated by OTC Markets and the OTCQB market operated by OTC Markets Group.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s Knowledge, threatened.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Purchase Price” means the principal amount of the Note purchased under this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement that will be dated as of the Closing Date between the Company and the Investor in the form of Exhibit C hereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.
“Trading Day” means: (i) a day on which the Common Stock is traded on a Trading Market (other than an OTC Market), or (ii) if the Common Stock is not listed on a Trading Market (other than an OTC Market), a day on which the Common Stock is traded in the over the counter market, as reported by OTCQB, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, an OTC Market or any other market on which the Common Stock is listed or quoted for trading on the date in question.
“Transaction Documents” means this Agreement, the Note, the Warrant, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
ARTICLE 2.
PURCHASE AND SALE
2.1.    Purchase of Unit by the Investor. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Investor shall purchase, and the Company shall sell and issue to the Investor, the Unit in exchange for the Purchase Price.
2.2.    Closing.
(a)    Closing. The closing of the transactions contemplated by the Transaction Documents is referred to in this Agreement as the “Closing.” The date of the Closing is sometimes referred to in this Agreement as the “Closing Date.” The Closing shall occur remotely via the exchange of documents and signatures or as otherwise agreed to by the Parties.

2.3.    Closing Deliveries.
(a)    Subject to the provisions of this Section 2.3, at the Closing, the Company shall deliver or cause to be delivered to the Investor, against the delivery by such Investor of the Purchase Price, the following (the “Company Deliverables”):
(i)    a certificate executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Article 5 (the “Company Officer Certificate”);
(ii)    a certificate executed on behalf of the Company by its secretary dated as of the Closing Date, certifying the resolutions adopted by the board of directors of the Company approving the transactions contemplated by this Agreement and the issuance of the Unit, and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company (the “Company Secretary Certificate”);
(iii)    this Agreement, duly executed by the Company;
(iv)    the Registration Rights Agreement, duly executed by the Company;
(v)    the Note duly registered in the name of the Investor; and
(vi)    the Warrant duly registered in the name of the Investor.
(b)    By the Closing, the Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(e), each duly by the Investor (collectively, the “Investor Deliverables”).
(c)    At the Closing, the Investor shall deliver to the Company, the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to the account designated in writing by the Company for such purpose.
2.4.    The Note. The Note shall have the term and conditions and be in the form attached hereto as Exhibit A. Upon an Event of Default (as defined in the Note), the Investor shall have, in addition to any rights provided hereunder, the rights provided under the Transaction Documents.
2.5.    The Warrant. The Warrant shall have the terms and conditions and be in the form attached hereto as Exhibit B.
2.1.    The Registration Rights Agreement. The Registration Rights Agreement shall contain the terms and conditions and be in the form attached hereto as Exhibit C.
2.2.    Use of Proceeds. The Company hereby covenants and agrees that the proceeds from the sale of the Unit net of expenses shall be used to settle an outstanding litigation, pursuant to the release and settlement agreement, effective December 9, 2016, by and among the Company and the parties named therein.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
3.1.    Representations and Warranties of the Company. Except as set forth in the SEC Reports or the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Investor:
(a)    Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary of the Company free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)    Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(c)    Authorization; Enforcement. The Company has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company or any Subsidiary in connection therewith. Each Transaction has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with its terms, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
(d)    No Conflicts. Except as set forth in Section 3.1(d) of the Disclosure Schedule, the execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iii) result in a material violation of any Legal Requirement, order, judgment, injunction, decree or other restriction of any Governmental Body to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.
(e)    Filings, Consents and Approvals. Except as set forth on in Section 3.1(e) of the Disclosure Schedule, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) those that have been made or obtained prior to the date of this Agreement, and (v) other post-closing securities filings or notifications required to be made under federal or state securities laws.
(f)    Issuance of the Unit. The Note is duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrant has been duly and validly authorized. Upon the due exercise of the Warrant, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Warrant Shares issuable pursuant to this Agreement, the Note and the Warrant.
(g)    Capitalization.
1.    Section 3.1(g) of the Disclosure Schedule sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number and class of shares of capital stock issued and outstanding; (c) the number and class of shares of capital stock issuable pursuant to the Company’s stock incentive plans or agreements; and (d) the number and class of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Note and the Warrant) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.
2.    All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.
3.    No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

4.    Except as set forth in Section 3.1(g)(iv) of the Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of the Company or (ii) options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or voting securities of the Company, or securities or rights convertible or exchangeable into shares of Common Stock or voting securities of the Company (the items in clauses (i) and (ii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.
5.    The issuance and sale of the Unit will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company Securities to adjust the exercise, conversion, exchange or reset price under such securities.
6.    Except as set forth in Section 3.1(g)(vi) of the Disclosure Schedule, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.
7.    Except as set forth in Section 3.1(g)(vii) of the Disclosure Schedule and as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(h)    SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents and registration statements required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed and received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP.
(i)    Material Changes. Except as described in Section 3.1(i) of the Disclosure Schedule or in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports:
i.There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or
ii.Except for this Agreement and the other Transaction Documents, there has been no transaction, event, action, development, payment, or other matter of any nature whatsoever entered into by the Company that requires disclosure in an SEC Report which has not been so disclosed.
(j)    Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Unit or (ii) except as disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the Disclosure Materials. There has not been, and to the Company’s Knowledge, there is not pending or contemplated any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
(k)    Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of any indenture, loan or credit agreement or any other material agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in material violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it.

(l)    Title to Assets. The Company and the Subsidiaries own, lease or otherwise have a valid right to use, all real property that is material to the Business, good and marketable title in fee simple to all personal property owned by them that is material to the Business and good and marketable title in all personal property owned by them that is material to the Business, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries that are material to the Business are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.
(m)    Taxes. The Company has timely and properly filed all tax returns required to be filed by it for all years and periods (and portions thereof) for which any such tax returns were due. All such filed tax returns are accurate in all material respects. The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns). There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. There have been no audits or examinations of any tax returns by any Governmental Body, and the Company has not received any notice that such audit or examination is pending or contemplated. No claim has been made by any Governmental Body in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction. To the Knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns. There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.
(n)    Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with the Business as described in the SEC Reports. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”). Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of the Business as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

(o)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.
3.2.    Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Company:
(a)    Organization; Authority. The is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor. Each Transaction Document executed by the Investor has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
(b)    Investment Intent. The Investor is acquiring the Unit as principal for its own account and not with a view to or for distributing or reselling such Unit or any part thereof, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Unit in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Unit for any period of time. The Investor is acquiring the Unit hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Unit.
(c)    Investor Status. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act. The Investor is not an underwriter of the Common Stock, nor is it an affiliate of an underwriter of the Common Stock. The Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Unit. The Investor acknowledges that an investment in the Unit is speculative and involves a high degree of risk. At the time the Investor was offered the Unit, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and the Investor has completed and executed the Investor Questionnaire attached as Exhibit D to this Agreement.
(d)    General Solicitation. The Investor is not purchasing the Unit as a result of any advertisement, article, notice, meeting, or other communication regarding the Unit published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)    Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Unit and the merits and risks of investing in the Unit; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.
(f)    Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that the Investor was first contacted by the Company, or any other Person acting on behalf of the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.
(g)    Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase the Unit pursuant to the Transaction Documents, and the Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.
(h)    Reliance on Exemptions. The Investor understands that the Unit are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Unit. All of the information which the Investor has provided to the Company is true, correct and complete as of the date this Agreement is signed, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.
The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.
ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.    Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (Central time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30 p.m. (Central time) on the fourth Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investor shall no longer be in possession of any material, non-public information with respect to the Company or any Subsidiary. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is quoted.
4.2.    Sale Limitation. Without the prior written consent of the Company, the Investor shall not sell in any calendar quarter a number of Warrant Shares that is in excess of one percent (1%) of the issued and outstanding Common Stock of the Company as reported by the Company in its most recent report under the Exchange Act containing such information.
ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING
5.1.    Conditions Precedent to the Obligation of the Investor to Purchase the Unit. The obligation of the Investor to acquire Unit at the Closing is subject to the satisfaction, or waiver by the Investor, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;
(b)    Performance. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(d)    Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries;
(e)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(b);
(f)    Approvals. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Unit and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect;
(g)    Stop Orders. No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock;
5.2.    Conditions Precedent to the Obligation of the Company to Sell the Unit. The obligation of the Company to sell Unit at the Closing is subject to the satisfaction, or waiver by the Company, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;
(b)    Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;
(d)    Investor Deliverables. The Investor shall have delivered this Agreement and the Registration Rights Agreement, each duly executed by the Investor and a completed Selling Securityholder Questionnaire (as defined in the Registration Rights Agreement) and Investor Questionnaire in the form attached as Exhibit D to this Agreement.
ARTICLE 6.
MISCELLANEOUS
6.1.    Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Unit.
6.2.    Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (Central) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (Central) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission. The address for such notices and communications shall be as follows:
If to the Company:     3355 Bee Caves Road, Suite 608
Austin, TX 78746
Attention: Kenneth Hill
Facsimile: (866) 234-9806
Email: Kenny@vyey.com

With a copy to:	BEVILACQUA PLLC
1629 K Street, NW, Suite 300
Washington, DC 20006
Attention: Louis A. Bevilacqua, Esq.
Email: lou@bevilacquapllc.com

If to the Investor:	Visionary Private Equity Group I, LP
2025 Zumbehl Road, Ste. 85
St. Charles, MO 63303
Attention: Ronald Zamber
rzamber@eyeclinicfbks.com

With a copy to:	Husch Blackwell LLP
901 St. Louis Street, Suite 1800
Springfield, MO 65806
Attention: Michael Cosby
Michael.cosby@huschblackwell.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.
6.4.    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor under this Agreement or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5.    Termination. This Agreement may be terminated by written agreement of the Investor and the Company.
6.6.    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
6.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Unit, provided such transferee agrees in writing to be bound, with respect to the transferred Unit, by the provisions hereof that apply to the “Investor.”
6.8.    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
6.9.    Mediation; Arbitration and Governing Law. In the event of a dispute between any of the Parties arising under or relating in any way whatsoever to this Agreement, the disputing Parties shall attempt to resolve it through good faith negotiation. If the dispute is not resolved through such negotiation, then the disputing Parties shall attempt to resolve it through mediation in the State of Texas, USA, with a neutral, third-party mediator mutually agreed upon by the disputing Parties. Unless otherwise agreed by the disputing Parties, the costs of mediation shall be shared equally. If the dispute is not resolved through mediation, then upon written demand by one of the disputing Parties it shall be referred to a mutually agreeable arbitrator. The arbitration process shall be conducted in accordance with the laws of the United States of America and the State of Texas, except as modified herein. Venue for the arbitration hearing shall be the State of Texas, USA. All remedies, legal and equitable, available in court shall also be available in arbitration. The arbitrator’s decision shall be final and binding, and judgment may be entered thereon in a court of competent jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the United States of America and the State of Texas, without regard to conflict of law principles thereof. In any dispute arising out of or relating in way whatsoever to this Agreement, including arbitration, the substantially prevailing Party shall be entitled to recover its costs and attorney fees from the other disputing Parties.Survival

6.10.    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail signature page were an original thereof.
6.11.    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.12.    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
COMPANY:

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

VISIONARY PRIVATE EQUITY GROUP I, LP
BY:     VISIONARY PE GP I, LLC,
its general partner

By: /s/ Ron Zamber
Name: Ron Zamber
Title: Senior Managing Director

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

(See attached)

EXHIBIT D

INVESTOR QUESTIONNAIRE

(See attached)

VICTORY ENERGY CORPORATION
DISCLOSURE SCHEDULES
February 1, 2017

These disclosure schedules (“Disclosure Schedules”) are being delivered by Victory Energy Corporation, a Nevada corporation (the “Company”) in connection with that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and Visionary Private Equity Group I, LP (the “Purchase Agreement”). Unless the context otherwise requires, all capitalized terms used in these Disclosure Schedules shall have the respective meanings assigned to them in the Purchase Agreement.

The representations, warranties, covenants and agreements made by the Company set forth in the Purchase Agreement are hereby excepted to the extent disclosed hereafter. The sections in these Disclosure Schedules correspond to the section numbers in the Purchase Agreement, which are modified by the disclosures. The disclosures in these Disclosure Schedules shall modify and relate to the representations, warranties, covenants and agreements in the Section of the Purchase Agreement to which they expressly refer and shall, to the extent that it is reasonably apparent on its face that the existence of the fact or item or its contents is relevant to any other paragraph, section or subsection, be deemed to be disclosed and incorporated with respect to that other section or subsection (whether or not specific cross- references are made). Unless otherwise stated, all statements made herein are made as of the date set forth above. These Disclosure Schedules are incorporated by reference to the Purchase Agreement and should be considered an integral part of the Purchase Agreement.

The bold-faced headings contained in these Disclosure Schedules are included for convenience only, and are not intended to limit the effect of the disclosures contained herein or to expand the scope of the information required to be disclosed in these Disclosure Schedules. The representations and warranties made by the Company in the Purchase Agreement are exclusive and the Company makes no representations or warranties whatsoever except as set forth in the Purchase Agreement. The information and disclosures contained in these Disclosure Schedules are intended only to qualify and limit the representations, warranties, covenants and agreements made by the Company contained in the Purchase Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties, covenants or agreements.

Schedule 3.1(d)
No Conflicts

None.

Schedule 3.1(e)
Filings, Consents and Approvals

None.

Schedule 3.1(g)
Capitalization

The authorized capital stock of the Company consists of 47,500,000 shares of common stock, $0.001 par value. As of the date hereof there are 31,220,326 shares common stock and 68,966 shares of preferred class A shares issued and outstanding.
There are 720,548 shares of common stock issuable pursuant to the Company’s long term incentive plan, and 12,392,484 shares of common stock reserved for issuance for outstanding stock warrants.

Schedule 3.1(i)
Material Changes

None.